Exhibit 5.1

Act II Global Acquisition Corp.

745 5th Avenue

New York, New York 10151

May 8, 2020

RE:	Act II Global Acquisition Corp. – Registration Statement on Form S-4 (File No. 333-236459)

Ladies and Gentlemen:

We have acted as special United States counsel to Act II Global Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Law and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “Whole Earth Brands, Inc.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below): (1) each then-issued and outstanding unit of Act II will automatically separate into one Class A ordinary share, par value $0.0001 per share (each, an “Act II Class A Share”) of the Company and one-half of one redeemable warrant of the Company (each whole redeemable warrant, an “Act II warrant”) (2) each then-issued and outstanding Act II Class A Share of the Company will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share (each, a “share of Whole Earth Brands, Inc., common stock”) of Whole Earth Brands, Inc. and (3) each then-issued and outstanding Act II warrant will convert automatically into a redeemable warrant to acquire one share of Whole Earth Brands, Inc. common stock (each whole redeemable warrant, a “Whole Earth Brands, Inc. warrant”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                 the registration statement on Form S-4 (File No. 333-236459) of the Company relating to (1) 30,000,000 shares of Whole Earth Brands, Inc. common stock, (2) 15,000,000 Whole Earth Brands, Inc. warrants, in each case, to be issued in the Domestication, and (3) the 7,500,000 shares of Whole Earth Brands, Inc. common stock issuable upon exercise of the warrants (after giving effect to the A&R Warrant Agreement), filed on February 14, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Amendments No. 1 and No. 2 thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)                the form of Certificate of Incorporation of Whole Earth Brands, Inc. to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(c)                 the form of By-laws of Whole Earth Brands, Inc. to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “By-Laws”);

(d)                the form of certificate of corporate domestication to become effective as of the Effective Time, filed as Exhibit 4.6 to the Registration Statement (the “Certificate of Domestication”);

(e)                 an executed copy of the Plan of Domestication, filed as Exhibit 2.3 to the Registration Statement (the “Plan of Domestication”);

Act II Global Acquisition Corp.

May 8, 2020

(f)                  an executed copy of the warrant agreement, dated April 25, 2019, between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”); and

(g)                the form of amended and restated Warrant Agreement to become effective as of the Effective Time, filed as Exhibit 4.7 to the Registration Statement (the “A&R Warrant Agreement”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL.

The opinions stated in paragraphs 1 through 3 below presume that:

1.                   Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication, including the Certificate of Incorporation and By-Laws, (iii) the warrant holders of the Company will have approved the A&R Warrant Agreement, and (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.                   The Certificate of Domestication, in the form attached as Exhibit 4.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3.                   The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

4.                   The By-Laws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                   Upon the Effective Time, pursuant to the Plan of Domestication, each then-issued and outstanding Act II Class A Share will convert automatically into one duly authorized, validly issued, fully paid and non-assessable share of Whole Earth Brands, Inc. common stock.

2.                   Upon the Effective Time, each issued and outstanding Act II warrant will constitute a valid and binding obligation of Whole Earth Brands, Inc., enforceable against Whole Earth Brands, Inc. in accordance with their terms under the laws of the State of New York.

3.                   Upon the Effective Time, and when issued in the manner and on the terms described in the A&R Warrant Agreement, the shares of Whole Earth Brands, Inc., common stock issuable upon exercise of the Whole Earth Brands, Inc. warrants will be validly issued, fully paid and non-assessable.

Act II Global Acquisition Corp.

May 8, 2020

The opinions stated herein are subject to the following qualifications:

(a)                 we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the A&R Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                 we do not express any opinion with respect to the enforceability of any provision contained in the A&R Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)                we call to your attention that irrespective of the agreement of the parties to the A&R Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the A&R Warrant Agreement;

(e)                 we have assumed that the A&R Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms; and

(f)                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the A&R Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)                 the Company (i) is, and as of April 25, 2019 was, duly incorporated and validly existing and in good standing, (ii) has and as of April 25, 2019 had, requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Domestication and the transactions contemplated by, and the performance of its obligations under, the A&R Warrant Agreement and the Plan of Domestication;

(b)                the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the A&R Warrant Agreement and the Plan of Domestication;

(c)                 each of the A&R Warrant Agreement and the Plan of Domestication has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Domestication by the Company’s shareholders;

(d)                none of (i) the execution and delivery by the Company of the A&R Warrant Agreement or the Plan of Domestication, (ii) the performance by the Company of its obligations thereunder or (iii) consummation of the Domestication: (w) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company or other comparable organizational documents of the Company, (x) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (y) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (z) violated or will violate any law, rule or regulation to which the Company or its property is subject; and

(e)                 none of (i) the execution and delivery by the Company of the A&R Warrant Agreement or the Plan of Domestication, (ii) the performance by the Company of its obligations thereunder or (iii) consummation of the Domestication, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Act II Global Acquisition Corp.

May 8, 2020

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ DLA Piper LLP (US)